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                                                                     EXHIBIT 4.9


                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE, dated as of August 18, 1998, between CLARK Material Handling Company, a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York corporation, as trustee (the "Trustee").


         WHEREAS, the Company has duly issued 10-3/4% Series C Senior Notes due 2006, in the aggregate principal amount of $20,000,000 pursuant to an Indenture between the Company and the Trustee, dated July 17, 1998 (the "Indenture");


         WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may amend any provision of the Indenture without the consent of any Holder and execute a supplemental indenture to cure any defect in the Indenture; and


         WHEREAS, it is provided in Section 9.4 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;


         NOW, THEREFORE, the parties hereto agree as follows:


SECTION 1. DEFINITIONS


         Capitalized terms not defined herein shall have the meanings given to such terms in the Indenture.


SECTION 2.  AMENDMENTS TO THE INDENTURE


Section 2.1 Amendments to Definitions


         Section 1.1 of the Indenture is hereby amended by inserting the phrase "date of the Original Indenture" in replacement of the phrase "date of this Indenture" in the definitions of "GAAP" and "Restricted Investment".


Section 2.2  Amendment to "Limitation Restricted Payment" Provision.


         Section 4.7 of the Indenture is hereby amended by inserting the phrase "date of the Original Indenture" in replacement of the phrase "date of this Indenture" wherever the phrase "date of this Indenture" appears in said section.
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SECTION 3.  MISCELLANEOUS


Section 3.1.  Governing Law.


         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE COMPANY IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.


Section 3.2  Continuing Agreement


         Except as herein amended, all terms, provisions and conditions of the Indenture and all Exhibits thereto shall continue in full force and effect and shall remain enforceable and binding in accordance with their terms.
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Section 3.3  Conflicts


         In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.


Section 3.4  Counterpart Originals


         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


Section 3.5  Headings, etc.


         The Headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Supplemental Indenture as of the date first written above.

                                        CLARK MATERIAL
                                          HANDLING COMPANY


Attest:                                 By: /s/ Martin M. Dorio
                                            _______________________________
                                            Dr. Martin M. Dorio, President
                                                and Chief Executive Officer
/s/ Joseph F. Lingg
____________________
Name Joseph F. Lingg
Title Vice President


                                        GUARANTORS
                                        BLUE GIANT CORPORATION


                                        By: /s/ Martin M. Dorio
                                            _____________________________
                                            Dr. Martin M. Dorio
                                                President


                                        HYDROLECTRIC LIFT TRUCKS, INC.


                                        By: /s/ Martin M. Dorio
                                            ______________________________
                                            Dr. Martin Dorio
                                                President


                                        THE UNITED STATES TRUST COMPANY
                                                 OF NEW YORK, as Trustee


Attest:                                 By: /s/ Gerard F. Ganey
                                            _________________________________
                                            Gerard F. Ganey
                                            Senior Vice President
/s/ Sieosni Dindial
____________________
Sieosni Dindial
Assistant Secretary